UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, ABM Industries Incorporated (the “Company”) is party to the Credit Agreement, dated September 1, 2017, as amended on July 3, 2018 and September 5, 2018, among the Company, certain subsidiaries of the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, (the “Credit Agreement”). The Credit Agreement provides an $800 million revolving line of credit and an $800 million amortizing term loan that matures on September 1, 2022. A copy of the Credit Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2017.

On March 24, 2020, the Company borrowed the remaining availability under the Revolving Credit Agreement. The Company may repay amounts borrowed under the Credit Agreement any time without penalty.

The Company increased its borrowings under the Credit Agreement as a precautionary measure in order to increase its financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The draw-down proceeds from the Revolving Credit Agreement are currently being held on the Company’s balance sheet and may be used for general corporate purposes.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of the Company held on March 25, 2020 (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s certificate of incorporation to effect a phased-in declassification of the Company’s Board of Directors over the next three years, as described in the Company’s Definitive Proxy Statement filed with the SEC on February 13, 2020 (the “Proxy Statement”). The Amendment became effective upon the filing of an amended and restated certificate of incorporation with the Secretary of State of Delaware on March 26, 2020, a copy of which is attached as Exhibit 3.1 and incorporated by reference herein.

Effective as of March 26, 2020, the Company’s bylaws have been amended to effect a phased-in declassification of the Company’s Board of Directors over the next three years, a copy of which is attached as Exhibit 3.2 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, ABM’s stockholders voted on the matters outlined in the Proxy Statement.

(1)	The following persons were elected to serve as directors of ABM by a vote of stockholders, each to serve for a term ending at the annual meeting of stockholders in the year 2023 and until his or her successor is duly elected and qualified: Donald F. Colleran, Thomas M. Gartland and Winifred M. Webb.

Nominee	For	Against	Abstain	Broker Non-Votes
Donald F. Colleran	34,005,684	25,788,411	21,631	2,783,579
Thomas M. Gartland	59,353,842	440,254	21,630	2,783,579
Winifred M. Webb	59,490,577	303,403	21,746	2,783,579

The following directors remained in office: LeighAnne G. Baker, Linda Chavez, Art A. Garcia, Jill M. Golder, Sudhakar Kesavan, Filippo Passerini, and Scott Salmirs.

(2)	The stockholders approved an amendment to the Company’s certificate of incorporation to declassify the Board of Directors.

For	Against	Abstain	Broker Non-Votes
59,587,495	189,369	38,862	2,783,579

(3)	The stockholders approved, on an advisory basis, ABM’s executive compensation.

For	Against	Abstain	Broker Non-Votes
58,875,705	863,246	76,775	2,783,579

(4)	The stockholders ratified the appointment of KPMG LLP as ABM’s independent registered public accounting firm for fiscal year 2020.

For	Against	Abstain
61,781,842	793,435	24,028

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Amended and Restated Certificate of Incorporation of ABM Industries Incorporated, dated March 26, 2020.

3.2	Amended and Restated Bylaws of ABM Industries Incorporated, dated March 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: March 27, 2020	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Secretary